Exhibit 10.16

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT, dated as of           , 2015, is made and entered into by and among (i) Bellerophon Therapeutics, Inc., a Delaware corporation (formerly Bellerophon Therapeutics LLC, a Delaware limited liability company), (ii) New Mountain Partners II (AIV-A), L.P., a Delaware limited partnership (“NMP II-A”), New Mountain Partners II (AIV-B), L.P., a Delaware limited partnership (“NMP II-B”), New Mountain Affiliated Investors II, L.P., a Delaware limited partnership (“NMAI”), and Allegheny New Mountain Partners, L.P., a Delaware limited partnership (“ANMP” and, collectively with NMP II-A, NMP II-B and NMAI, the “NMP Entities”), (iii) ARCH Venture Fund VI, L.P., a Delaware limited partnership (“ARCH”), (iv) Venrock Partners, L.P., a Delaware limited partnership, Venrock Associates IV, L.P., a Delaware limited partnership, and Venrock Entrepreneurs Fund IV, L.P., a Delaware limited partnership (collectively, the “Venrock Entities”), (v) Linde North America, Inc., a Delaware corporation (“Linde”), (vi) 5AM Ventures LLC, a Delaware limited liability company, and 5AM Co-Investors LLC, a Delaware limited liability company (together, the “5AM Entities”), (vii) Aravis Venture I L.P., a Cayman Islands limited partnership (“Aravis” and, together with the NMP Entities, ARCH, the Venrock Entities, Linde and the 5AM Entities, the “Investors”), and (viii) such other Holders who are signatories hereto or who become signatories hereto from time to time as provided for herein.  Capitalized terms shall have the meanings assigned to them in Section 1.

WHEREAS, the Company is party to a Registration Rights Agreement, dated as of February 12, 2014, with (i) New Mountain Partners II (AIV-A), L.P., a Delaware limited partnership (and an Affiliate of NMP), NMAI and ANMP, (ii) IRDO Holding Corp., a Delaware corporation (and an Affiliate of ARCH) (“ARCH Blocker”), (iii) Venrock IK Holdings BT, Inc., a Delaware corporation (and an Affiliate of the Venrock Entities) (“Venrock Blocker”), (iv) Linde, (v) 5AM-BT, Inc., a Delaware corporation (and an Affiliate of the 5AM Entities) (“5AM Blocker”), and (vi) Aravis (the “Original Registration Rights Agreement”);

WHEREAS, Section 14.01 of the Amended and Restated Limited Liability Company Agreement of Bellerophon Therapeutics LLC, dated as of February 9, 2014, provides that, concurrently with a conversion of Bellerophon Therapeutics LLC from a limited liability company into a corporation, the successor corporation shall enter into a registration rights agreement in a form substantially similar to, and which shall replace, the Original Registration Rights Agreement;

WHEREAS, in anticipation of its initial public offering, Bellerophon Therapeutics LLC has been converted on the date hereof from a limited liability company into a corporation known as Bellerophon Therapeutics, Inc. and, in connection therewith, each of New Mountain Partners II Special (AIV-A), L.P., a Delaware limited partnership (and an Affiliate of NMP), ARCH Blocker, Venrock Blocker and 5AM Blocker have been merged with and into Bellerophon Therapeutics, Inc.; and

WHEREAS, in light of the foregoing, the parties have agreed to enter into this Agreement to provide the parties with the rights and obligations set forth in this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION. 1.                         Defined Terms.

1.1.                            Definitions.  For purposes of this Agreement, the following terms have the following meanings:

“Affiliate” means (a) with respect to any Person, any other Person which, directly or indirectly, controls, is controlled by or is under common control with such Person, where “control” means the possession, directly or indirectly, of the power to direct the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise, and (b) with respect to any individual, also means the spouse or child of such individual.

“Agreement” means this Registration Rights Agreement, as the same may be amended, restated, modified or supplemented from time to time.

“Beneficially Own” means beneficially own as determined under Rule 13d-3 promulgated under the Exchange Act.

“Board” means the board of directors of the Company as it may be composed from time to time in accordance with the Certificate of Incorporation, the Company’s bylaws (as in effect from time to time), the Voting Agreement, dated as of February 12, 2014, by and among the Company and the Investors, as the same may be amended, restated, modified or supplemented from time to time, the Stockholders Agreement and the General Corporation Law of the State of Delaware (as in effect from time to time).

“Business Day” means any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York, or is a day on which banking institutions located in New York, New York are authorized or required by law or other governmental action to close.

“Certificate of Incorporation” means the Certificate of Incorporation of the Company, as in effect from time to time.

“Common Stock” means any shares of common stock, par value $0.01 per share, of the Company, now or hereafter authorized to be issued, and any and all Equity Interests of any kind whatsoever of the Company which may be issued on or after the date hereof in respect of, in exchange for, or upon conversion of Common Stock pursuant to a merger, consolidation, stock split, reverse split, stock dividend, recapitalization of the Company or otherwise.

“Company” means Bellerophon Therapeutics, Inc., a Delaware corporation, and shall, to the extent this Agreement survives, include any successor thereto by merger, consolidation, acquisition of substantially all the assets thereof, or otherwise, including any parent or subsidiary thereof that undertakes a Public Offering in lieu of the Company.

“Convertible Securities” means (a) any options or warrants to purchase or other rights to acquire Common Stock, (b) any securities by their terms convertible into, or exercisable or exchangeable for, Common Stock (directly or indirectly) and (c) any options or warrants to purchase or other rights to acquire any such convertible, exercisable or exchangeable securities.

“Counsel to the Participating Holders” means one (1) law firm selected by the Majority Participating Holders.

“Equity Interests” of any Person means any and all units, shares, participations or other equivalents of or interests in (however designated) the equity (including common stock, preferred stock and limited liability company, partnership and joint venture interests) of such Person.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any similar federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time.  Reference to a particular section of the Exchange Act shall include a reference to the comparable section, if any, of any such similar federal statute.

“FINRA” means the Financial Industry Regulatory Authority, Inc. or any successor Person.

“Holder” means, at any time of determination, (a) any Investor, (b) any Permitted Assignee of any Investor or other Holder, or (c) any other Person (i) that has acquired Common Stock, (ii) that the Company and Holders holding in the aggregate at least 50% of the outstanding Registrable Securities then held by the Holders consent in writing to becoming a party to this Agreement and (iii) that has executed and delivered a written agreement (which may be in the form of a counterpart signature page or joinder to this Agreement) satisfactory to the Company agreeing to be bound by this Agreement as a Holder, in each case of clauses (a), (b) and (c) only if such Person holds Common Stock at such time.

“indemnified party” means any Person seeking indemnification pursuant to Section 2.6.

“indemnifying party” means any Person from whom indemnification is sought pursuant to Section 2.6.

“Initial Public Offering” means the first Public Offering.

“Initiating Holder” means the Holder or Holders delivering a Holder Demand as provided for under Section 2.1(a).

“Majority Participating Holders” means, at any time, Participating Holders holding more than fifty percent (50%) of the Registrable Securities proposed to be included in any offering of Registrable Securities by such Participating Holders pursuant to Section 2.1 or 2.2.

“NMP Holders” means, at any time of determination, any of the NMP Entities that hold Common Stock at such time.

“Participating Holders” means any Holder or Holders participating in any offering of Registrable Securities pursuant to Section 2.1 or 2.2.

“Person” means any individual, corporation, association, partnership (general or limited), joint venture, trust, estate, limited liability company, organization or other legal entity.

“Pre-IPO Certificate of Incorporation” means the Certificate of Incorporation of the Company, as in effect immediately prior to an Initial Public Offering.

“Public Offering” means a public offering of Equity Interests of the Company through a registration statement (except registrations (i) solely for registration of Equity Interests of the Company in connection with an employee benefit plan or dividend reinvestment plan on Form S-8 or any successor form thereto or (ii) in connection with any acquisition, merger or other business combination transaction on Form S-4 or any successor form thereto) filed with, and declared effective by, the SEC and pursuant to which such Equity Interests are authorized and approved for listing on a national securities exchange.

“Quarterly Outstanding Common Stock” means, at any time of determination, (a) if such time is prior to the consummation of an Initial Public Offering, the number of shares of Common Stock that were outstanding on the last day of the immediately preceding fiscal quarter (including any shares of Common Stock issuable upon conversion or exercise of or in exchange for any Convertible Securities to the extent any such Convertible Securities are (i) convertible, exercisable or exchangeable at such time and (ii) convertible, exercisable or exchangeable at a price that is less than the fair market value (as determined by the Board in good faith) of a share of Common Stock issuable upon such conversion, exercise or exchange at such time) and (b) if such time is after the consummation of an Initial Public Offering, the number of shares of Common Stock that were set forth as outstanding on the cover of the Company’s then most recently filed Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be.

“Registrable Securities” means any Common Stock held by a Holder.  For purposes of this Agreement, a Person will be deemed to be a Holder of Registrable Securities whenever such Person has the right to acquire, directly or indirectly, such Registrable Securities (including upon conversion, exercise or exchange of any Convertible Securities but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually been effected, and such Person shall not be required to convert, exercise or exchange such Convertible Securities (or otherwise acquire such Registrable Securities) to participate in any registered offering hereunder until the closing of such offering.  As to any particular

Registrable Securities, such securities shall cease to be Registrable Securities when (a) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (b) such securities shall have been sold to the public pursuant to Rule 144, or (c) such securities shall have ceased to be outstanding.

“Registration Expenses” means all fees and expenses incurred in connection with the Company’s performance of or compliance with Section 2, including (a) all registration, filing and applicable SEC fees, FINRA fees, national securities exchange or inter-dealer quotation system fees, foreign stock exchange fees, and fees and expenses of complying with state, federal or foreign securities or “blue sky” laws (including fees and disbursements of counsel to the underwriters and Counsel to the Participating Holders in connection with “blue sky” or foreign qualification of the Registrable Securities and determination of their eligibility for investment under the laws of the various jurisdictions), (b) all printing (including printing certificates for the Registrable Securities (if they are to be certificated) in a form eligible for deposit with The Depository Trust Company and printing preliminary and final prospectuses or other offering documents), word processing, duplicating, telephone and facsimile expenses, and messenger and delivery expenses, (c) all fees and disbursements of counsel to the Company and of its independent public accountants, including the expenses of “cold comfort” letters or any special audits required by, or incidental to, such registration, (d) all fees and expenses of Counsel to the Participating Holders, (e) all fees and expenses of one (1) firm of accountants selected by the Majority Participating Holders, (f) all fees and expenses of any special experts or other Persons retained by the Company in connection with any registration, (g) Securities Act liability insurance or similar insurance if the Company so desires or the underwriters so require in accordance with then-customary underwriting practices, (h) all applicable rating agency fees with respect to the Registrable Securities, (i) all fees and expenses of a “Qualified Independent Underwriter” (as such term is defined by FINRA) and its counsel or similar fees and expenses, (j) all fees and disbursements of the underwriters (other than underwriting discounts and commissions), (k) all transfer taxes and (l) all expenses incurred in connection with promotional efforts or “roadshows”; provided that Registration Expenses shall exclude, and the Participating Holders shall pay, underwriting discounts and commissions in respect of the Registrable Securities being registered for such Participating Holders.

“Requisite Approval” means the approval of the Board and the NMP Entities in accordance with the terms of the Stockholders Agreement.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“SEC” means the United States Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended from time to time, or any similar federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time.  References to a particular section of the Securities Act shall include a reference to the comparable section, if any, of any such similar federal statute.

“Stockholders Agreement” means the Stockholders Agreement, dated as of                , 2015, by and among the Company and the NMP Entities, as the same may be amended, restated, modified or supplemented from time to time.

“Tag-Along Holder” means (i) a holder of Tag-Along Securities on the date of this Agreement that has the right to participate in an Initial Public Offering with respect to such Tag-Along Securities pursuant to the Pre-IPO Certificate of Incorporation or (ii) any Permitted Transferee (as defined in the Pre-IPO Certificate of Incorporation) of any Tag-Along Holder that holds Tag-Along Securities.

“Tag-Along Securities” means any Common Stock subject to restrictions on transfer under the Pre-IPO Certificate of Incorporation (but not any Common Stock held by a Holder).  For purposes of this Agreement, a Person will be deemed to be a holder of Tag-Along Securities whenever such Person has the right to acquire, directly or indirectly, such Tag-Along Securities (including upon conversion, exercise or exchange of any Convertible Securities), whether or not such acquisition has actually been effected, and such Person shall not be required to convert, exercise or exchange such Convertible Securities (or otherwise acquire such Tag-Along Securities) to participate in any registered offering hereunder until the closing of such offering.  As to any particular Tag-Along Securities, such securities shall cease to be Tag-Along Securities upon the earliest of (a) the closing of an Initial Public Offering, (b) such time as Rule 144 or another similar exemption under the Securities Act is available for the sale of all of the Tag-Along Securities held by such Tag-Along Holder without limitation during a three-month period without registration or (c) the time at which such securities shall have ceased to be outstanding.

“Ten Percent Holder” means, at any time of determination, any Holder or Holders that hold at least ten percent (10%) in the aggregate of the Quarterly Outstanding Common Stock.

1.2.                            Other Defined Terms.  The following is a list of the remaining defined terms used in this Agreement:

Term	Section

5AM Blocker	Recitals
5AM Entities	Preamble
ANMP	Preamble
Aravis	Preamble
ARCH	Preamble
ARCH Blocker	Recitals
automatic shelf registration statement	2.1(l)
Demand Exercise Notice	2.1(a)
Demand Registration	2.1(i)
Holder Demand	2.1(a)
Indemnitees	2.6(a)
Investors	Preamble

Linde	Preamble
Losses	2.6(a)
NASDAQ	2.3(a)(x)
NMAI	Preamble
NMP Entities	Preamble
NMP II-A	Preamble
NMP II-B	Preamble
Original Registration Rights Agreement	Recitals
Partner Distribution	2.1(a)
Permitted Assignee	4.10
Postponement Period	2.1(k)
Section 2.2 Sale Amount	2.2(d)
Venrock Blocker	Recitals
Venrock Entities	Preamble
WKSI	2.1(l)

SECTION. 2.                         Registration Under Securities Act.

2.1.                            Registration on Demand.

(a)                                 Demand.  At any time (subject to the provisions of Section 3 of the Stockholders Agreement) or from time to time, an NMP Holder (or a Permitted Assignee of an NMP Holder to the extent permitted by Section 4.10 hereof) holding Registrable Securities or, at any time from and after an Initial Public Offering, a Ten Percent Holder holding Registrable Securities, may require the Company to effect the registration under the Securities Act of all or part of their Registrable Securities, by delivering a written request (a “Holder Demand”) therefor to the Company specifying the number of Registrable Securities to be registered and the intended method of distribution thereof.  As promptly as practicable, but no later than ten (10) Business Days after receipt of a Holder Demand, the Company shall give written notice (the “Demand Exercise Notice”) of the Holder Demand to all other Holders.  Each such other Holder shall have the option, within ten (10) Business Days after the receipt of the Demand Exercise Notice (or five (5) Business Days if, at the request of the Initiating Holder, the Company states in such written notice or gives telephonic notice to each Holder, with written confirmation to follow promptly thereafter, that (i) such registration will be on Form S-3 and (ii) such shorter period of time is required because of a planned filing date) to request, in writing, that the Company include in such registration any Registrable Securities held by such Holder (which request shall specify the maximum number of Registrable Securities desired to be disposed of by such Holder).  The Company shall as expeditiously as possible (but in any event within eighty (80) Business Days after receipt of a Holder Demand with respect to an Initial Public Offering and within sixty (60) Business Days otherwise) use its reasonable best efforts to effect the registration under the Securities Act of the Registrable Securities which the Company has been so requested to register by the Initiating Holder and by any other Holders which have made such written request.  The Company shall (i) use its reasonable best efforts to effect the registration of Registrable Securities for distribution in accordance with the intended method of distribution set forth in a written request delivered by the Majority Participating Holders, which may include, at the option of such Majority Participating Holders, a distribution of Registrable

Securities to, and resale of such Registrable Securities by, the equity holders of any Holder or its equity holders (a “Partner Distribution”), and (ii) if requested by the Majority Participating Holders, obtain acceleration of the effective date of the registration statement relating to such registration.

(b)                                 Partner Distributions.  Notwithstanding anything contained herein to the contrary, the Company shall, at the request of any Participating Holder seeking to effect a Partner Distribution, file any prospectus supplement or post-effective amendments and shall otherwise take any action necessary to include such language, if such language was not included in the initial registration statement, or revise such language if deemed necessary by such Participating Holder, to effect such Partner Distribution (including adding one or more selling equity holders to the registration statement through a prospectus supplement or post-effective amendment, as necessary or required).

(c)                                  Registration Statement Form.  Registrations under this Section 2.1 shall be on such appropriate form of the SEC (i) as shall be selected by the Majority Participating Holders and as shall be reasonably acceptable to the Company and (ii) as shall permit the disposition of such Registrable Securities in accordance with the intended method or methods of disposition specified in such Participating Holders’ requests for such registration, including a Partner Distribution or a continuous or delayed basis offering pursuant to Rule 415 under the Securities Act.  The Company agrees to include in any such registration statement all information which, in the opinion of Counsel to the Participating Holders and counsel to the Company, is necessary or desirable to be included therein.

(d)                                 Expenses.  The Company shall pay, and shall be responsible for, all Registration Expenses in connection with any registration requested pursuant to this Section 2.1, regardless of whether the registration is effected, except as set forth in clause (v) of Section 2.1(e) with respect to a registration statement that was withdrawn at the request of the Participating Holders.  Notwithstanding the foregoing, the provisions of this Section 2.1(d) shall be deemed amended to the extent necessary to cause these expense provisions to comply with “blue sky” laws of each state or the securities laws of any other jurisdiction in the United States and its territories or any foreign jurisdiction in which the offering is made.

(e)                                  Effective Registration Statement.  A registration requested pursuant to this Section 2.1 shall not be deemed a Demand Registration (including for purposes of Section 2.1(i)) unless a registration statement with respect thereto has become effective and has been kept continuously effective for a period of at least one hundred eighty (180) days (or such shorter period which shall terminate when all the Registrable Securities covered by such registration statement have been sold pursuant thereto) or, if such registration statement relates to an underwritten offering, such longer period as in the opinion of Counsel to the Participating Holders or counsel to the underwriter or underwriters a prospectus is required by law to be delivered in connection with sales of Registrable Securities by an underwriter or dealer.  Should a Demand Registration not become effective due to the failure of a Participating Holder to perform its obligations under this Agreement, or in the event the Majority Participating Holders withdraw the request for the Demand Registration as provided for in Section 2.1(h) (in each of the foregoing cases, provided that at such time the Company is in compliance in all material respects with its obligations under this Agreement), then such Demand Registration shall be deemed to have been effected (including for purposes of Section 2.1(i)); provided that, if (i) the Demand Registration is withdrawn or does not become effective because a material adverse change has occurred, or is reasonably likely to occur, in the condition (financial or otherwise), prospects, business, assets or results of operations of the Company and its subsidiaries taken as a whole subsequent to the date of the delivery of the Demand Exercise Notice, (ii) after the Demand Registration has become effective, such registration is interfered with by any stop order, injunction, or other order or requirement of the SEC or other governmental agency or court, (iii) the Demand Registration is withdrawn at the request of the Majority Participating Holders due to the advice of the managing underwriter(s) that the Registrable Securities covered by the registration statement could not be sold in such offering within a price range acceptable to the Majority Participating Holders, (iv) the Demand Registration is withdrawn for any reason at any time during a Postponement Period or within ten (10) days thereafter, or (v) the Participating Holders reimburse the Company for any and all Registration Expenses incurred by the Company in connection with such request for a Demand Registration that was withdrawn for reasons other than any of those enumerated in clauses (i) through (iv) of this Section 2.1(e), then the Demand Registration shall not be deemed to have been effected and will not count as a Demand Registration.

(f)                                   Selection of Underwriters.  The underwriters of each underwritten offering of the Registrable Securities pursuant to this Section 2.1 shall be selected by the Majority Participating Holders.

(g)                                  Tag-Along Securities.  Following receipt of a Holder Demand with respect to any proposed Initial Public Offering, the Company shall give any Tag-Along Holders notice thereof, and shall include in such offering any Tag-Along Securities as to which the Tag-Along Holders are entitled to, and have elected to, participate (as though they were Registrable Securities), pursuant to and in accordance with the Pre-IPO Certificate of Incorporation and this Section 2.1.

(h)                                 Right to Withdraw.  Any Participating Holder shall have the right to withdraw its request for inclusion of Registrable Securities in any registration statement pursuant to this Section 2.1 by giving written notice to the Company of its request to withdraw at any time prior to the effective date of such registration statement or otherwise in accordance with the process established in connection with the offering.  Upon receipt of notices from the Majority Participating Holders to such effect, the Company shall cease all efforts to obtain effectiveness of the applicable registration statement, and whether the Initiating Holder’s request for registration pursuant to this Section 2.1 shall be counted as a Demand Registration for purposes of Section 2.1(i) shall be determined in accordance with Section 2.1(e).

(i)                                     Limitations on Registration on Demand.  The Company shall be required to effect eight (8) registrations in the aggregate pursuant to this Section 2.1, other than registrations on Form S-3, which shall not be subject to this limitation, of which (i) the NMP Holders (or the Permitted Assignees of the NMP Holders to the extent permitted by Section 4.10 hereof) shall be entitled to require the Company to effect six (6) registrations in the aggregate, including for an Initial Public Offering, and (ii) after an Initial Public Offering, the Ten Percent

Holders shall be entitled to require the Company to effect two (2) registrations in the aggregate (each, a “Demand Registration”); provided that the Company shall not be required to effect a Demand Registration until at least ninety (90) days after the effective date of any other registration statement filed by the Company pursuant to a previous Demand Registration.  The aggregate offering value of the Registrable Securities to be registered pursuant to any Demand Registration shall be at least $10 million (determined as of the date the demand is made), unless the registration is of the balance of the Registrable Securities held by all the Holders.

(j)                                    Priority in Registrations on Demand.  Whenever the Company effects a registration pursuant to this Section 2.1 in connection with an underwritten offering by Holders, no securities other than Registrable Securities and Tag-Along Securities shall be included among the securities covered by such registration unless the Majority Participating Holders consent in writing to the inclusion therein of such other Equity Interests of the Company, which consent may be subject to terms and conditions determined by the Majority Participating Holders in their sole discretion.  If any registration pursuant to a Holder Demand involves an underwritten offering and the managing underwriter(s) of such offering shall inform the Company of its belief that the number of Registrable Securities requested to be included in such registration pursuant to this Section 2.1, when added to the number of any other Equity Interests of the Company to be offered in such registration (including any Tag-Along Securities), exceeds the largest number that can be sold in an orderly manner in such underwritten offering within a price range acceptable to the Majority Participating Holders, then the Participating Holders and Tag-Along Holders shall be entitled to participate on a pro rata basis based on the aggregate number of Registrable Securities and Tag-Along Securities (treating them as a single class of securities) requested to be included in the offering by each such Participating Holder and Tag-Along Holder (but in the case of any Tag-Along Holder, not in excess of the number of Tag-Along Securities with respect to which such Tag-Along Holder is entitled to participate pursuant to the terms of the Pre-IPO Certificate of Incorporation).

(k)                                 Postponement.  The Company shall be entitled once in any twelve (12) month period to postpone for a reasonable period of time (but not exceeding ninety (90) days) (the “Postponement Period”) the filing of any registration statement required to be prepared and filed by it pursuant to this Section 2.1 if the Company determines, in its reasonable judgment upon advice of counsel, as authorized by a resolution of its Board, that such registration and offering would require premature disclosure of any material financing, acquisition, corporate reorganization, business combination or other material transaction involving the Company or any of its subsidiaries, and promptly gives the Participating Holders written notice of such determination, containing a statement of the reasons for such postponement and an approximation of the anticipated delay; provided, however, that the Company shall be entitled to postpone the filing of any registration statement required to be prepared and filed by it pursuant to this Section 2.1 if such postponement is required by applicable law arising from events outside of the control of the Company.

(l)                                     WKSI.

(i)                         To the extent the Company is a well-known seasoned issuer (as defined in Rule 405 under the Securities Act) (a “WKSI”) at the time any Holder Demand is submitted to the Company, and such Holder Demand requests that the Company file an automatic shelf registration statement (as defined in Rule 405 under the Securities Act) (an “automatic shelf registration statement”) on Form S-3, the Company shall file an automatic shelf registration statement which covers those Registrable Securities which are requested to be registered.  The Company shall use commercially reasonable efforts to remain a WKSI (and not become an ineligible issuer (as defined in Rule 405 under the Securities Act)) during the period during which such automatic shelf registration statement is required to remain effective.  If the Company does not pay the filing fee covering the Registrable Securities at the time the automatic shelf registration statement is filed, the Company shall pay such fee at such time or times as the Registrable Securities are to be sold.  If the automatic shelf registration statement has been outstanding for at least three (3) years, at the end of the third year the Company shall refile a new automatic shelf registration statement covering the Registrable Securities.  If at any time when the Company is required to re-evaluate its WKSI status the Company determines that it is not a WKSI, the Company shall use commercially reasonable efforts to refile the shelf registration statement on Form S-3 and, if such form is not available, Form S-1 and keep such registration statement effective during the period during which such registration statement is required to be kept effective.

(ii)                      If the Company files any shelf registration statement for the benefit of the holders of any of its securities other than the Holders, the Company agrees that it shall include in such registration statement such disclosures as may be required by Rule 430B under the Securities Act (referring to the unnamed selling security holders in a generic manner by identifying the initial offering of the securities to the Holders) in order to ensure that the Holders may be added to such shelf registration statement at a later time through the filing of a prospectus supplement rather than a post-effective amendment.

2.2.                            Incidental Registration.

(a)                                 Right to Include Registrable Securities.  If the Company at any time proposes to register any of its Equity Interests under the Securities Act by registration on Form S-1 or S-3, or any successor or similar form(s) (except registrations (i) pursuant to Section 2.1, (ii) in connection with an Initial Public Offering that is approved by the NMP Entities and in which no NMP Entity is selling Registrable Securities, (iii) solely for registration of Equity Interests of the Company in connection with an employee benefit plan or dividend reinvestment plan on Form S-8 or any successor form thereto or (iv) in connection with any acquisition, merger or other business combination transaction on Form S-4 or any successor form thereto), whether or not for sale for the Company’s own account, the Company will each such time give prompt written notice (but in no event less than thirty (30) days prior to the effectiveness of a registration statement with respect thereto) to each of the Holders of its intention to do so and such notice shall offer the Holders of such Registrable Securities the opportunity to register under such registration statement up to such number of Registrable Securities as each such Holder may request in writing.  Upon the written request of any of the Holders (which request shall specify the maximum number of Registrable Securities intended to be disposed of by such Holder), within ten (10) Business Days after the receipt of any such notice (or within five (5) Business Days if the Company states in such written notice or gives telephonic notice to each Holder, with written confirmation to follow promptly thereafter, stating that (i) such registration will be on

Form S-3 and (ii) such shorter period of time is required because of a planned offering date), the Company shall include in such registration under the Securities Act all Registrable Securities which the Company has been so requested to register by each Holder; provided that if, at any time after giving written notice of its intention to register any Equity Interests of the Company and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register or to delay registration of such Equity Interests, the Company shall give written notice of such determination and its reasons therefor to the Holders and (i) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from any obligation of the Company to pay the Registration Expenses in connection therewith as provided for in Section 2.2(e)), without prejudice, however, to the rights of the Holders to request that such registration be effected as a registration under Section 2.1 and (ii) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Securities for the same period as the delay in registering such other Equity Interests of the Company.  No registration effected under this Section 2.2 shall relieve the Company of its obligation to effect any registration upon request under Section 2.1.

(b)                                 Tag-Along Securities.  In the case of an Initial Public Offering with respect to which the Company receives a written request from an NMP Holder (or a Permitted Assignee of an NMP Holder) to include Registrable Securities in such registration in connection with the exercise of such NMP Holder’s (or such Permitted Assignee’s) registration rights under Section 2.2(a) hereof, the Company shall give any Tag-Along Holders notice thereof, and shall include in such offering any Tag-Along Securities as to which the Tag-Along Holders are entitled to, and have elected to, participate (as though they were Registrable Securities), pursuant to and in accordance with the Pre-IPO Certificate of Incorporation.

(c)                                  Right to Withdraw; Option to Participate in Shelf Takedowns.  Any Holder shall have the right to withdraw its request for inclusion of Registrable Securities in any registration statement pursuant to this Section 2.2 by giving written notice to the Company of its request to withdraw at any time prior to the effective date of such registration statement or otherwise in accordance with the process established in connection with the offering.  In the event that the Holder has requested inclusion of Registrable Securities in a shelf registration, the Holder shall have the right, but not the obligation, to participate in any offering of the Company’s Equity Interests under such shelf registration.

(d)                                 Priority in Incidental Registrations.  If any registration pursuant to this Section 2.2 involves an underwritten offering and the managing underwriter(s) of such offering shall inform the Company of its belief that the number of Registrable Securities requested to be included in such registration or offering, when added to the number of other Equity Interests of the Company to be offered in such registration or offering (including any Tag-Along Securities) exceeds the largest number that can be sold in an orderly manner in such underwritten offering within a price range acceptable to the Majority Participating Holders (the “Section 2.2 Sale Amount”), then the Company shall include in such registration or offering (i) all of the Equity Interests of the Company proposed by the Company to be sold for its own account; (ii) thereafter, to the extent the Section 2.2 Sale Amount is not exceeded, the Registrable Securities and Tag-Along Securities requested by the Participating Holders and Tag-Along Holders (provided that if all of the Registrable Securities and Tag-Along Securities requested by the Participating Holders and Tag-Along Holders may not be included, the Participating Holders and Tag-Along Holders shall be entitled to participate on a pro rata basis based on the aggregate number of Registrable Securities and Tag-Along Securities (treating them as a single class of securities) requested to be included in the offering by the Participating Holders and Tag-Along Holders (but, in the case of any Tag-Along Holder, not in excess of the number of Tag-Along Securities with respect to which such Tag-Along Holder is entitled to participate pursuant to the terms of the Pre-IPO Certificate of Incorporation); and (iii) thereafter, to the extent the Section 2.2 Sale Amount is not exceeded, any other Equity Interests of the Company requested to be included by holders of Equity Interests of the Company holding other such registration rights.

(e)                                  Expenses.  The Company shall pay, and shall be responsible for, all Registration Expenses in connection with any registration requested pursuant to this Section 2.2.  Notwithstanding the foregoing, the provisions of this Section 2.2(e) shall be deemed amended to the extent necessary to cause these expense provisions to comply with “blue sky” laws of each state or the securities laws of any other jurisdiction in the United States and its territories or any foreign jurisdiction in which the offering is made.

(f)                                   Selection of Underwriters.  The underwriters of each underwritten offering which may include Registrable Securities pursuant to this Section 2.2 shall be selected by the Majority Participating Holders; provided that such underwriters shall be reasonably acceptable to the Company.

(g)                                  Plan of Distribution; Partner Distributions.  Any participation by Holders in a registration by the Company shall be in accordance with the Company’s plan of distribution, which shall include, upon the written request of such Holder or Holders, a Partner Distribution.  Notwithstanding anything contained herein to the contrary, the Company shall, at the request of any Holder seeking to effect a Partner Distribution, file any prospectus supplement or post-effective amendments and otherwise take any action necessary to include such language, if such language was not included in the initial registration statement, or revise such language if deemed reasonably necessary by such Holder to effect such Partner Distribution.

2.3.                            Registration Procedures.

(a)                                 If and whenever the Company is required to effect the registration of any Registrable Securities under the Securities Act pursuant to either Section 2.1 or 2.2, the Company shall as expeditiously as possible:

(i)                                     prepare and file, or confidentially submit, if permissible, with the SEC as promptly as practicable (and in the case of a demand pursuant to Section 2.1, within forty-five (45) days after receipt by the Company of a Demand Exercise Notice) a registration statement on an appropriate registration form of the SEC for the disposition of such Registrable Securities in accordance with the intended method of disposition thereof (including a Partner Distribution) which registration statement shall comply as to form in all material respects with the requirements of the applicable form and include all financial statements required by the SEC to be filed therewith, and thereafter use its reasonable best efforts to cause such registration statement to become and remain effective (A) with respect to an underwritten offering, for a period of at least one hundred eighty (180) days or until all Registrable Securities subject to such registration statement have been sold, and (B) with respect to a shelf registration, until the later of (1) the sale of all Registrable Securities thereunder and (2) the third anniversary of the effective date of such shelf registration;

(ii)                                  prepare and file with the SEC any amendments and supplements to such registration statement and the prospectus used in connection therewith, or any free writing prospectus related thereto, as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement in accordance with the intended methods of disposition by the Participating Holders set forth in such registration statement for such period as provided for in Section 2.3(a)(i);

(iii)                               furnish, without charge, to each Participating Holder and each underwriter such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, each free writing prospectus utilized in connection therewith, and such other documents, as the Majority Participating Holders and such underwriters may request (it being understood that the Company consents to the use of such prospectus or any amendment or supplement thereto or free writing prospectus by each Participating Holder and the underwriters in connection with the offering and sale of the Registrable Securities covered by such prospectus or any amendment or supplement thereto);

(iv)                              use its reasonable best efforts (A) to register or qualify all Registrable Securities and other Equity Interests of the Company covered by such registration statement under such state, federal or foreign securities or “blue sky” laws where an exemption is not available and as the Majority Participating Holders or any managing underwriter shall request, (B) to keep such registration or qualification in effect for so long as such registration statement remains in effect, and (C) to take any and all other actions which may be necessary or advisable to enable the Participating Holders or underwriters to consummate the disposition in such jurisdictions of the Equity Interests of the Company to be sold by the Participating Holders or underwriters, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not, but for the requirements of this Section 2.3(a)(iv), be obligated to be so qualified;

(v)                                 use its reasonable best efforts to cause all Registrable Securities covered by such registration statement to be registered with or approved by such other local, state, federal, or foreign governmental agencies or authorities as may be necessary in the opinion of counsel to the Company and Counsel to the Participating Holders to consummate the disposition of such Registrable Securities;

(vi)                              use its reasonable best efforts to furnish to each Participating Holder and each underwriter a signed counterpart of (A) an opinion of counsel to the Company and (B) a “comfort” letter signed by the independent public accountants who have certified the Company’s financial statements included or incorporated by reference in such registration statement, in each case, addressed to each Participating Holder and each underwriter covering matters with respect to such registration statement (and the prospectus included therein) as such Majority Participating Holders and managing underwriter(s) shall request;

(vii)                           promptly notify each Participating Holder and each managing underwriter (A) when such registration statement, any pre-effective amendment, the prospectus or any prospectus supplement related thereto, any post-effective amendment to such registration statement or any free writing prospectus has been filed and/or used and, with respect to such registration statement or any post-effective amendment, when the same has become effective; (B) of the receipt by the Company of any comments from the SEC or receipt of any request by the SEC for additional information with respect to any registration statement or the prospectus related thereto or any request by the SEC for amending or supplementing the registration statement and the prospectus used in connection therewith; (C) of the issuance by the SEC of any stop order suspending the effectiveness of such registration statement or the initiation of any proceedings for that purpose; (D) of the receipt by the Company of any notification with respect to the suspension of the qualification of any of the Registrable Securities for sale under the securities or “blue sky” laws of any jurisdiction or the initiation of any proceeding for such purpose; (E) at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement, any document incorporated therein by reference, any free writing prospectus or information conveyed to any purchaser, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, in the light of the circumstances under which they were made, and in the case of this clause (E), promptly prepare and furnish, at the Company’s expense, to each Participating Holder and each managing underwriter a number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Equity Interests of the Company, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; (F) at any time when the representations and warranties of the Company contemplated by Section 2.4(a) or 2.4(b) cease to be true and correct; and (G) of the Company’s filing of a document pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act that, in the reasonable judgment of the Company, must be included in the registration statement pursuant to a post-effective amendment to the registration statement or supplement to the related prospectus, and in the case of this clause (G), promptly prepare and furnish, at the Company’s expense, to each Participating Holder and each managing underwriter copies of a supplement to or an amendment of such prospectus on account of such Exchange Act filing;

(viii)                        otherwise comply with all applicable rules and regulations of the SEC, and make available to each Participating Holder, as soon as practicable (and in any event within sixteen (16) months after the effective date of the registration statement), an earnings statement covering the period of at least twelve (12) consecutive months beginning with the first full calendar month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder;

(ix)                              provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by such registration statement from and after a date not later than the effective date of such registration statement;

(x)                                 (A) use its reasonable best efforts to cause all Registrable Securities covered by such registration statement to be listed on the principal securities exchange on which similar Equity Interests of the Company are then listed (if any), if the listing of such Registrable Securities is then permitted under the rules of such exchange, or (B) if no such similar Equity Interests are then so listed, use its reasonable best efforts to (1) cause all such Registrable Securities to be listed on a national securities exchange, (2) secure designation of all such Registrable Securities as a National Association of Securities Dealers, Inc. Automated Quotation System (“NASDAQ”) “national market system security” within the meaning of Rule 11Aa2-1 of the SEC, or (3) failing that, to secure NASDAQ authorization for such shares and, without limiting the generality of the foregoing, to arrange for at least two market makers to register as such with respect to such shares with FINRA;

(xi)                              deliver promptly to Counsel to the Participating Holders and each underwriter, if any, participating in the offering of the Registrable Securities, copies of all correspondence between the SEC and the Company, its counsel or auditors and all memoranda relating to discussions with the SEC or its staff with respect to such registration statement;

(xii)                           use its reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of the registration statement;

(xiii)                        provide a CUSIP number for all Registrable Securities no later than the effective date of the registration statement and provide the applicable transfer agents with printed certificates for the Registrable Securities which are in a form eligible for deposit with The Depository Trust Company;

(xiv)                       cause its officers and employees to participate in, and to otherwise facilitate and cooperate with, the preparation of the registration statement and prospectus and any amendments or supplements thereto (including participating in meetings, drafting sessions, due diligence sessions and the marketing of the Registrable Securities covered by the registration statement (including participation in “road shows”) taking into account the Company’s business needs);

(xv)                          enter into and perform its obligations under such customary agreements (including, if applicable, an underwriting agreement as provided for in Section 2.4) and take such other actions as the Majority Participating Holders or managing underwriter(s) shall request in order to expedite or facilitate the disposition of such Registrable Securities;

(xvi)                       promptly incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriter(s) or Majority Participating Holders request to be included therein relating to the plan of distribution with respect to such Registrable Securities; and make all required filings of such prospectus supplement or post-effective amendment as soon as practicable after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment;

(xvii)                    cooperate with each Participating Holder and each underwriter, and their respective counsel in connection with any filings required to be made with FINRA, the New York Stock Exchange, the Nasdaq National Market, or any other securities exchange on which such Registrable Securities are traded or will be traded;

(xviii)                 promptly prior to the filing of any document which is to be incorporated by reference into the registration statement or the prospectus contained therein (after the initial filing of such registration statement), and prior to the filing or use of any free writing prospectus, provide copies of such document to Counsel to the Participating Holders and to each managing underwriter, and make the Company’s representatives available for discussion of such document and make such changes in such document concerning the Participating Holders prior to the filing thereof as Counsel to the Participating Holders or underwriters may request;

(xix)                       furnish to each Participating Holder and each managing underwriter, without charge, at least one (1) signed copy of the registration statement and any post-effective amendments thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference) and any free writing prospectus utilized in connection therewith;

(xx)                          cooperate with the Participating Holders and the managing underwriter(s) to facilitate the timely preparation and delivery of certificates not bearing any restrictive legends representing the Registrable Securities to be sold, and cause such Registrable Securities to be issued in such denominations and registered in such names in accordance with the underwriting agreement prior to any sale of Registrable Securities to the underwriters or, if not an underwritten offering, in accordance with the instructions of the Participating Holders at least five (5) Business Days prior to any sale of Registrable Securities and instruct any transfer agent or registrar of Registrable Securities to release any stop transfer orders in respect thereof;

(xxi)                       to the extent required by the rules and regulations of FINRA, retain a Qualified Independent Underwriter, which shall be acceptable to the Majority Participating Holders;

(xxii)                    take no direct or indirect action prohibited by Regulation M under the Exchange Act; provided that to the extent that any prohibition is applicable to the Company, the Company will take all reasonable action to make any such prohibition inapplicable;

(xxiii)                 take all reasonable action to ensure that any free writing prospectus utilized in connection with any registration covered by Section 2.1 or 2.2 complies in all material respects with the Securities Act, is filed in accordance with the Securities Act to the extent required thereby, is retained in accordance with the Securities Act to the extent required thereby and, when taken together with the related prospectus, prospectus supplement and related documents, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(xxiv)                in connection with any underwritten offering (whether or not off of a shelf registration statement), if at any time the information conveyed to a purchaser at the time of sale includes any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, promptly file with the SEC such amendments or supplements to such information as may be necessary so that the statements as so amended or supplemented will not, in light of the circumstances, be misleading; and

(xxv)                   in connection with any underwritten offering (whether or not off of a shelf registration statement), if the Company files a document pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act that, in the reasonable judgment of the Company, must be included in the registration statement pursuant to a post-effective amendment to the registration statement or supplement to the related prospectus, promptly file with the SEC such amendments or supplements to such information as may be necessary on account of such Exchange Act filing.

(b)                                 Each Participating Holder agrees that upon receipt of any notice from the Company of the happening of any event of the kind described in clause (C), (E) or (G) of Section 2.3(a)(vii), each Participating Holder will, to the extent appropriate, discontinue its disposition of Registrable Securities pursuant to the registration statement relating to such Registrable Securities until, in the case of clause (C) of Section 2.3(a)(vii), its receipt of notice from the Company that such stop order or suspension of effectiveness is no longer in effect, and in the case of clauses (E) and (G) of Section 2.3(a)(vii), its receipt of the copies of the supplemented or amended prospectus contemplated by clause (E) or (G) of Section 2.3(a)(vii) and, if so directed by the Company, will deliver to the Company (at the Company’s expense) all copies, other than permanent file copies, then in its possession, of the prospectus relating to such Registrable Securities current at the time of receipt of such notice.  If the disposition by a Participating Holder of its Registrable Securities is discontinued pursuant to the foregoing sentence, the Company shall extend the period of effectiveness of the registration statement by the number of days during the period from and including the date of the giving of such notice to and including the date when the Participating Holder shall have received (in the case of clause (C) of Section 2.3(a)(vii)) notice that such stop order or suspension of effectiveness is no longer in effect, and (in the case of clauses (E) and (G) of Section 2.3(a)(vii)) copies of the supplemented or amended prospectus contemplated by clause (E) or (G) of Section 2.3(a)(vii); and, if the Company shall not so extend such period, the Participating Holder’s request pursuant to which such registration statement was filed shall not be counted for purposes of the requests for registration to which the Participating Holder is entitled pursuant to Section 2.1.  If for any other reason the effectiveness of any registration statement filed pursuant to Section 2.1 or 2.2 is suspended or interrupted prior to the expiration of the time period regarding the maintenance of the effectiveness of such registration statement required by Section 2.3(a)(i) so that Registrable Securities may not be sold pursuant thereto, the applicable time period shall be extended by the number of days equal to the number of days during the period beginning with the date of such suspension or interruption to and ending with the date when the sale of Registrable Securities pursuant to such registration statement may be resumed.

(c)                                  If any such registration statement or comparable statement under “blue sky” laws refers to any Holder by name or otherwise as the holder of any Equity Interests of the Company, then such Holder shall have the right to require (i) the insertion therein of language, in form and substance satisfactory to such Holder and the Company, to the effect that the holding by such Holder of such Equity Interests is not to be construed as a recommendation by such Holder of the investment quality of the Company’s Equity Interests covered thereby and that such holding does not imply that such Holder will assist in meeting any future financial requirements of the Company, or (ii) in the event that such reference to such Holder by name or otherwise is not in the judgment of the Company, as advised by counsel, required by the Securities Act or any similar federal statute or any state or foreign “blue sky” or securities law then in force, the deletion of the reference to such Holder.

(d)                                 Holders may seek to register different types of Registrable Securities simultaneously and the Company shall use its reasonable best efforts to effect such registration and sale in accordance with the intended method or methods of disposition specified by such Holders.

(e)                                  In connection with an underwritten offering related to a shelf take-down, the Company will comply with all of these registration procedures as reasonably appropriate in the opinion of the Majority Participating Holders.

2.4.                            Underwritten Offerings.

(a)                                 Demand Underwritten Offerings.  If requested by the underwriters for any underwritten offering by the Participating Holders pursuant to a registration requested under Section 2.1, the Company shall enter into a customary underwriting agreement with the managing underwriter(s) selected by the Majority Participating Holders pursuant to Section 2.1(f).  Such underwriting agreement shall be reasonably satisfactory in form and substance to the Majority Participating Holders and the Company and shall contain such representations and warranties by, and such other agreements on the part of, the Company and such other terms as are generally prevailing in agreements of that type, including customary provisions relating to indemnification and contribution which are no less favorable to the recipient than those provided in Section 2.6.  Each Participating Holder shall be a party to such underwriting agreement.  The Majority Participating Holders may, at their option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of each Participating Holder and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of each Participating Holder; provided that the Company shall not be required to make any representations or warranties with respect to written information specifically provided by a

Participating Holder for inclusion in the registration statement.  No Participating Holder shall be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such Participating Holder, its ownership of and title to the Registrable Securities, its intended method of distribution, and disclosures related to the foregoing; and any liability of any Participating Holder to any underwriter or other Person under such underwriting agreement shall be limited to liability arising from breach of its representations and warranties and shall be limited to an amount equal to the proceeds (net of expenses and underwriting discounts and commissions) that it derives from such registration, except in the case of willful fraud by such Participating Holder.

(b)                                 Incidental Underwritten Offerings.  In the case of a registration pursuant to Section 2.2, if the Company shall have determined to enter into an underwriting agreement in connection therewith, all of the Registrable Securities to be included in such registration shall be subject to such underwriting agreements.  The Majority Participating Holders may, at their option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of the Participating Holders and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of the Participating Holders; provided that the Company shall not be required to make any representations or warranties with respect to written information specifically provided by a Participating Holder for inclusion in the registration statement.  None of the Participating Holders shall be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such Participating Holder, its ownership of and title to the Registrable Securities, its intended method of distribution and disclosures related to the foregoing; and any liability of any Participating Holder to any underwriter or other Person under such underwriting agreement shall be limited to liability arising from breach of its representations and warranties and shall be limited to an amount equal to the proceeds (net of expenses and underwriting discounts and commissions) that it derives from such registration, except in the case of willful fraud by such Participating Holder.

(c)                                  Participation in Underwritten Registrations.  In the case of an underwritten registration pursuant to Section 2.1 or 2.2, as the Company may from time to time reasonably request in writing, the Company may require the Participating Holders (i) to furnish the Company such information regarding such Participating Holders and the distribution of the Registrable Securities to enable the Company to comply with the requirements of applicable laws or regulations in connection with such registration and (ii) to complete and execute all customary questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.  The Company shall not be obligated to effect the registration of any Registrable Securities of a particular Participating Holder unless such information and documents regarding such Participating Holder and the distribution of such Participating Holder’s Registrable Securities is provided to the Company.

2.5.                            Preparation; Reasonable Investigation.  In connection with the preparation and filing of each registration statement under the Securities Act pursuant to this Agreement, the Company will give the Participating Holders, the managing underwriter(s), and their respective counsel, accountants and other representatives and agents the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the SEC, and each amendment thereof or supplement thereto or comparable statements under securities or “blue sky” laws of any jurisdiction, and give each of the foregoing parties access to its books and records, all financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries, and such opportunities to discuss the business of the Company and its subsidiaries with their respective directors, officers and employees and the independent public accountants who have certified the Company and its subsidiaries’ financial statements, and supply all other information and respond to all inquiries requested by such Participating Holders, managing underwriter(s), or their respective counsel, accountants or other representatives or agents in connection with such registration statement, as shall be necessary or appropriate, in the opinion of counsel to such Participating Holder or managing underwriter(s), to conduct a reasonable investigation within the meaning of the Securities Act, and the Company shall not file any registration statement or amendment thereto or any prospectus or supplement thereto to which the Majority Participating Holders or the managing underwriter(s) shall object.

2.6.                            Indemnification.

(a)                                 Indemnification by the Company.  The Company agrees that in the event of any registration of any Registrable Securities under the Securities Act, the Company shall, and hereby does, indemnify and hold harmless, to the fullest extent permitted by law, (i) each of the Holders and their respective Affiliates, (ii) each of the Holders’ and their Affiliates’ respective Affiliates, officers, directors, successors, assigns, members, partners, equity holders, employees, advisors, and agents, (iii) each other Person who participates as an underwriter or Qualified Independent Underwriter in the offering or sale of such Equity Interests and their respective directors, officers and Affiliates, (iv) each Person who controls (within the meaning of the Securities Act or the Exchange Act) any of the Persons listed in clauses (i), (ii) or (iii), and (v) any representative (legal or otherwise) of any of the Persons listed in clauses (i), (ii), (iii) or (iv) (collectively, the “Indemnitees”), from and against any losses, penalties, fines, liens, judgments, suits, claims, damages, liabilities, costs and expenses (including attorney’s fees and any amounts paid in any settlement effected in compliance with Section 2.6(e)) or liabilities, joint or several (or actions or proceedings, whether commenced or threatened, in respect thereof, and whether or not such Indemnitee is a party thereto) (“Losses”), to which such Indemnitee has become or may become subject under the Securities Act or otherwise, insofar as such Losses arise out of, relate to or are based upon (A) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Equity Interests were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, any amendment or supplement thereto, any documents incorporated by reference therein, or any free writing prospectus or road show utilized in connection therewith, (B) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (C) any untrue statement or alleged untrue statement of a material fact in the information conveyed to any purchaser at the time of the sale to such purchaser, or the omission or alleged omission to state therein a material fact required to be stated therein, or (D) any violation by the Company of any federal, state or common law rule or regulation applicable to the Company and relating to action required of or inaction by the Company in connection with any such registration, and the Company shall reimburse such

Indemnitee for its legal and other fees and expenses incurred by it in connection with investigating or defending any such Loss; provided that the Company shall not be liable to an Indemnitee to the extent that any such Loss arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any such registration statement, any such preliminary prospectus, final prospectus or summary prospectus, any amendment or supplement thereto or document incorporated by reference therein, or any such free writing prospectus or road show, in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Indemnitee, which specifically states that it is for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment, supplement, document or free writing prospectus.

(b)                                 Indemnification by Participating Holders.  As a condition to including any Registrable Securities in any registration statement, the Company shall have received an undertaking reasonably satisfactory to it from each Participating Holder so including any Registrable Securities to, severally and not jointly, indemnify and hold harmless, to the fullest extent permitted by law, (i) the Company, each director and officer of the Company, and each other Person, if any, who controls the Company within the meaning of the Securities Act or Exchange Act and (ii) any underwriters of the Registrable Securities, their officers and directors and each Person who controls such underwriters (within the meaning of the Securities Act or the Exchange Act) and their Affiliates, from and against any Losses to which such indemnified parties have become or may become subject under the Securities Act or otherwise, insofar as such Losses arise out of, relate to or are based upon any statement or alleged statement in or omission or alleged omission from such registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, any amendment or supplement thereto, or any free writing prospectus or road show utilized in connection therewith, but only to the extent such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished by such Participating Holder to the Company which specifically states that it is for use in the preparation of such registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, any amendment or supplement thereto, or any free writing prospectus or road show utilized in connection therewith, and such Participating Holder shall reimburse such indemnified party for any reasonable legal or any other fees or expenses reasonably incurred by them in connection with investigating or defending any such Loss; provided that the aggregate liability of such indemnifying party under this Section 2.6(b) shall be limited to the amount of proceeds (net of expenses and underwriting discounts and commissions) received by such indemnifying party in the offering giving rise to such liability, except in the case of willful fraud by such Participating Holder.  Each Participating Holder shall also indemnify and hold harmless all other prospective sellers and Participating Holders, their respective Affiliates, officers, directors, successors, assigns, members, partners, equity holders, employees, advisors, representatives (legal or otherwise), and agents, and each Person who controls (within the meaning of the Securities Act or the Exchange Act) any such seller or Participating Holder to the same extent as provided above with respect to indemnification of the Company and underwriters.

(c)                                  Notices of Claims.  Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in

Section 2.6(a) or 2.6(b), such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party, give written notice to such indemnifying party of the commencement of such action or proceeding; provided that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under Section 2.6(a) or 2.6(b), except to the extent that the indemnifying party is actually and materially prejudiced by such failure to give notice, and shall not relieve the indemnifying party from any liability which it may have to the indemnified party otherwise than under this Section 2.6.

(d)                                 Defense of Claims.  In case any such action or proceeding is brought against an indemnified party, except as provided for in the next sentence, the indemnifying party shall be entitled to participate therein and assume the defense thereof, jointly with any other indemnifying party, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and approval by the indemnified party of such counsel, the indemnifying party shall not be liable to such indemnified party for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than costs of investigation, and the indemnified party shall be entitled to participate in such defense at its own expense.  If (i) the indemnifying party fails to notify the indemnified party in writing, within fifteen (15) days after the indemnified party has given notice of the action or proceeding, that the indemnifying party will indemnify the indemnified party from and against all Losses the indemnified party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the claim, (ii) the indemnifying party fails to provide the indemnified party with evidence acceptable to the indemnified party that the indemnifying party will have the financial resources to defend against the claim or proceeding and fulfill its indemnification obligations hereunder, (iii) after electing to participate in and assume the defense of such action or proceeding, the indemnifying party fails to defend diligently the action or proceeding within ten (10) Business Days after receiving notice of such failure from such indemnified party; (iv) such indemnified party reasonably shall have concluded (upon advice of its counsel) that there may be one or more legal defenses available to such indemnified party or other indemnified parties which are not available to the indemnifying party; or (v) if such indemnified party reasonably shall have concluded (upon advice of its counsel) that, with respect to such claims, the indemnified party and the indemnifying party may have different, conflicting, or adverse legal positions or interests then, in any such case, the indemnified party shall have the right to assume or continue its own defense and the indemnifying party shall be liable for any fees and expenses therefor.

(e)                                  Consent to Entry of Judgment and Settlements.  No indemnifying party shall be liable for any settlement of any action or proceeding effected without its written consent, which consent shall not be unreasonably withheld, delayed or conditioned, provided that, in the case where the indemnifying party shall have failed to take any of the actions listed in clauses (i), (ii) or (iii) of the last sentence of Section 2.6(d), the indemnified party shall have the right to compromise or settle such action on behalf of and for the account, expense, and risk of the indemnifying party and the indemnifying party will remain responsible for any Losses the indemnified party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the action or proceeding to the fullest extent provided in this Section 2.6.  No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (A) includes an unconditional release of the indemnified party from all liability arising out of such action or claim, (B) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party and (C) does not require any action other than the payment of money by the indemnifying party.

(f)                                   Contribution.  If for any reason the indemnification provided for in Section 2.6(a), 2.6(b) or 2.6(g) is unavailable to an indemnified party or insufficient in respect of any Losses referred to therein, then, in lieu of the amount paid or payable under Section 2.6(a), 2.6(b) or 2.6(g), the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such Loss (i) in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand, and the indemnified party on the other hand, with respect to the statements or omissions which resulted in such Loss, as well as any other relevant equitable considerations, or (ii) if the allocation provided by clause (i) is not permitted by applicable law or if the allocation provided in this clause (ii) provides a greater amount to the indemnified party than clause (i), in such proportion as shall be appropriate to reflect not only the relative fault but also the relative benefits received by the indemnifying party and the indemnified party from the offering of the Equity Interests of the Company covered by such registration statement as well as any other relevant equitable considerations.  The relative fault shall be determined by a court of competent jurisdiction with reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.  The parties hereto agree that it would not be just and equitable if contributions pursuant to this Section 2.6(f) were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in the preceding sentence of this Section 2.6(f).  No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.  The amount paid or payable by an indemnified party as a result of the Losses referred to in Section 2.6(a), 2.6(b) or 2.6(g) shall be deemed to include, subject to the limitations set forth in Sections 2.6(a), 2.6(b) and 2.6(g), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding anything in this Section 2.6(f) to the contrary, no Participating Holder shall be required to contribute any amount in excess of the proceeds (net of expenses and underwriting discounts and commissions) received by such Participating Holder from the sale of the Registrable Securities in the offering to which the Losses of the indemnified parties relate, except in the case of willful fraud by such Participating Holder.

(g)                                  Other Indemnification.  Indemnification and contribution similar to that specified in the preceding subsections of this Section 2.6 (with appropriate modifications) shall be given by the Company and the Participating Holders with respect to any required registration or other qualification of Equity Interests of the Company under any state, federal or foreign securities or “blue sky” laws.  The indemnification agreements contained in this Section 2.6 shall be in addition to any other rights to indemnification or contribution which any indemnified party may have pursuant to law or contract and shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Indemnitee or other indemnified party and shall survive the transfer of any of the Registrable Securities by any such party.

(h)                                 Indemnification Payments.  The indemnification and contribution required by this Section 2.6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or a Loss is incurred.

2.7.                            Limitation on Sale of Equity Interests.

(a)                                 For the Company and Others.  If the Company receives a request for registration pursuant to an underwritten offering of Registrable Securities pursuant to Section 2.1 or 2.2 or if a shelf take-down is being undertaken, and if such a request is being implemented or has not been withdrawn or abandoned, the Company agrees that (i) the Company shall not effect any public or private offer, sale, distribution or other disposition of any Registrable Securities or Convertible Securities or effect any registration of any of its Equity Interests under the Securities Act (in each case, other than (u) as part of such registration, (v) any Equity Interests issued by the Company upon the exercise of an option or warrant or the conversion of an Equity Interest, but only to the extent that (A) such option, warrant or Equity Interest was outstanding on the date hereof or (B) the grant or issuance of such option, warrant or Equity Interest received the Requisite Approval, (w) any Equity Interests issued or granted pursuant to equity incentive plans, including any non-employee director stock plan, the adoption of which plan received the Requisite Approval and which issuance or grant received the Requisite Approval; (x) any Equity Interests issued pursuant to any dividend reinvestment plan, the adoption of which plan received the Requisite Approval; (y) the filing by the Company of any registration statement on Form S-8 or a successor form thereto; and (z) any Equity Interests issued in connection with a transaction that includes a commercial relationship (including joint ventures or other strategic acquisitions), which transaction received the Requisite Approval), whether or not for sale for its own account, during the period beginning on the date the Company receives such request and ending one hundred eighty (180) days after the effective date of such registration in the case of the Initial Public Offering or ninety (90) days after the effective date of such registration in the case of any other underwritten Public Offering, plus, in each case, any customary extension periods (or such shorter period as the managing underwriter(s) may require), and (ii) the Company shall use its reasonable best efforts to obtain from each of its officers, directors and Persons who Beneficially Own five percent (5%) or more of the Company’s Equity Interests, an agreement not to effect any public or private offer, sale, distribution or other disposition of Equity Interests of the Company, or any Equity Interests of the Company that are convertible into or exchangeable or exercisable for other Equity Interests of the Company, including a sale pursuant to Rule 144, during the one hundred eighty (180) day period in the case of an Initial Public Offering (or such shorter period as the managing underwriter(s) may require), or the ninety (90) day period in the case of any other underwritten Public Offering (or such shorter period as the managing underwriter(s) may require), in each case beginning on the effective date of such registration statement.

(b)                                 For the Holders.  If the Company receives a request for registration pursuant to an underwritten offering of Registrable Securities pursuant to Section 2.1 or 2.2 or if a shelf take-down is being undertaken (and if such a request is being implemented or has not been withdrawn or abandoned), each Holder agrees that, to the extent requested in writing by the managing underwriter(s), it will not effect any public or private offer, sale, distribution or other disposition of any Registrable Securities or Convertible Securities (other than as a part of such registration), including a sale pursuant to Rule 144, during the one hundred eighty (180) day period in the case of an Initial Public Offering (or such shorter period as the managing underwriter(s) may require), or the ninety (90) day period in the case of any other underwritten Public Offering (or such shorter period as the managing underwriter(s) may require), in each case beginning on the effective date of such registration statement or the closing of the shelf take-down plus any customary extension periods; provided that each Holder has received the written notice required by Section 2.1(a) or 2.2(a), as applicable; and provided, further, that in connection with such underwritten offering each officer and director of the Company is subject to restrictions substantially equivalent to those imposed on the Holders.

2.8.                            No Required Sale.  Nothing in this Agreement shall be deemed to create an independent obligation on the part of any of the Holders to sell any Registrable Securities pursuant to any effective registration statement.

2.9.                            Rule 144; Rule 144A; Regulation S.  The Company covenants that, at its own expense, it will file the reports required to be filed by it under the Securities Act and the Exchange Act, and it will take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitations of the exemptions provided by (a) Rule 144, Rule 144A or Regulation S under the Securities Act or (b) any similar rule or regulation hereafter adopted by the SEC.  Upon the request of a Holder, the Company, at its own expense, will promptly deliver to such Holder (i) a written statement as to whether it has complied with such requirements (and such Holder shall be entitled to rely upon the accuracy of such written statement), (ii) a copy of the most recent annual or quarterly report of the Company and (iii) such other reports and documents as such Holder may reasonably request in order to avail itself of any rule or regulation of the SEC allowing it to sell any Registrable Securities without registration.

2.10.                     Adjustments.  At the request of Holders holding in the aggregate at least fifty percent (50%) of the outstanding Registrable Securities then held by the Holders, in the event of any change in the capitalization of the Company as a result of any stock split, stock dividend, reverse split, combination, conversion, recapitalization, merger, consolidation or otherwise, the provisions of this Section 2 shall be appropriately adjusted.  The Company agrees that it shall not effect or permit to occur any combination or subdivision of its Equity Interests which would adversely affect the ability of the Holders to include any Registrable Securities in any registration contemplated by this Agreement or the marketability of such Registrable Securities in any such registration.  The Company agrees that it will take all steps necessary to effect a combination or subdivision of its Equity Interests if, in the judgment of Holders holding in the aggregate at least fifty percent (50%) of the outstanding Registrable Securities then held by the Holders or the managing underwriter(s), such combination or subdivision would enhance the marketability of the Registrable Securities.

SECTION. 3.                         Subsequent Registration Rights; No Inconsistent Agreements.

3.1.                            Limitations on Subsequent Registration Rights.  From and after the date of this Agreement until the Holders and their respective Permitted Assignees shall no longer hold any Registrable Securities, without the prior written consent of Holders holding in the aggregate at least fifty percent (50%) of the outstanding Registrable Securities then held by the Holders, the Company shall not enter into an agreement that grants a holder or prospective holder of any Equity Interests of the Company demand or incidental registration rights.  Notwithstanding the foregoing, if, after the date of this Agreement, the Company enters into any other agreement with respect to the registration of any of its Equity Interests, and the terms contained therein are more favorable to, or less restrictive on, the other party thereto than the terms and conditions contained in this Agreement (insofar as they are applicable) with respect to the Holders, then, at the request of Holders holding in the aggregate at least fifty percent (50%) of the outstanding Registrable Securities then held by the Holders, the terms of this Agreement shall immediately be deemed to have been amended without further action by the Company or the Holders so that the Holders shall be entitled to the benefit of any such more favorable or less restrictive terms or conditions.

3.2.                            No Inconsistent Agreements.  Without the prior written consent of Holders holding in the aggregate at least fifty percent (50%) of the outstanding Registrable Securities then held by the Holders, the Company will not, on or after the date of this Agreement, enter into any agreement with respect to its Equity Interests which is inconsistent with the rights granted to the Holders in Section 2 or otherwise conflicts with the provisions of Section 2, other than any customary lock-up agreement with the underwriters in connection with any offering effected hereunder, pursuant to which the Company shall agree not to register for sale, and the Company shall agree not to sell or otherwise dispose of, Equity Interests of the Company or any Convertible Securities, for a specified period (not to exceed one hundred eighty (180) days plus customary extension periods) following such offering.  The Company represents and warrants that the rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with any other agreements to which the Company is a party or by which it is bound.  The Company is not bound by any agreement with respect to its Equity Interests granting any registration rights to any Person.

SECTION. 4.                         Miscellaneous.

4.1.                            Rules of Construction.

(a)                                 An accounting term not otherwise defined herein has the meaning assigned to it in accordance with U.S. GAAP;

(b)                                 References in the singular or to “him,” “her,” “it,” “itself,” or other like references, and references in the plural or the feminine or masculine or neutral reference, as the case may be, shall also, when the context so requires, be deemed to include the plural or singular, or the masculine or feminine or neutral reference, as the case may be;

(c)                                  References to Sections shall refer to sections of this Agreement, unless otherwise specified;

(d)                                 The headings in this Agreement are for convenience and identification only and are not intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof;

(e)                                  This Agreement shall be construed without regard to any presumption or other rule requiring construction against the party that drafted and caused this Agreement to be drafted;

(f)                                   References to “days” shall refer to calendar days unless Business Days are specified.  If any period expires on a day which is not a Business Day or any event or condition is required by the terms of this Agreement to occur or be fulfilled on a day which is not a Business Day, such period shall expire or such event or condition shall occur or be fulfilled, as the case may be, on the next succeeding Business Day;

(g)                                  Any action required to be taken “within” a specified time period following the occurrence of an event shall be required to be taken no later than 5:00 PM, Eastern time, on the last day of the time period, which shall be calculated starting with the day immediately following the date of the event;

(h)                                 All monetary figures shall be in United States dollars unless otherwise specified, and any monetary figure in United States dollars shall be deemed to refer to the equivalent amount of foreign currency when used in a context which refers to or includes operations conducted principally outside of the United States;

(i)                                     References to “include,” “includes” and “including” in this Agreement shall be deemed to be followed by “, without limitation,” whether or not so specified; and

(j)                                    The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other theory extends, and such phrase shall not mean “if.”

4.2.                            Further Actions.  Each party hereto shall cooperate with each other party, shall do and perform or cause to be done and performed all further acts and things, and shall execute and deliver all other agreements, certificates, instruments and documents as any other party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

4.3.                            Notices.

(a)                                 Unless otherwise expressly provided herein, all notices, requests, demands, claims and other communications provided for under the provisions of this Agreement shall be in writing.  Any notice, request, demand, claim or other communication hereunder shall be sent by (i) personal delivery (including receipted courier service) or overnight delivery service to the intended recipient at the address set forth below, (ii) facsimile or electronic mail, with confirmation of receipt, to the number or email address of the intended recipient set forth below (provided that a copy is also sent by another permitted method; and provided, further, that delivery to the NMP Entities may not be sent by facsimile), (iii) internationally recognized overnight delivery courier service to the intended recipient at the address set forth below, or

(iv) registered or certified mail, return receipt requested, postage prepaid, to the intended recipient at the address set forth below:

(i)                         If to the Company, at the address indicated below, or at such other address as the Company may hereafter designate by written notice to the Holders:

Bellerophon Therapeutics, Inc.

53 Frontage Road, Suite 301

Hampton, NJ 08827

Attn:  Chief Executive Officer

Fax:  844-325-6587

Email:  jon.peacock@bellerophon.com

with copies (which shall not constitute notice) to:

Wilmer Cutler Pickering Hale and Dorr LLP

60 State Street

Boston, MA 02109

Attn:  Lia Der Marderosian, Esq.

Fax:  +1-617-526-5000

Email:  lia.dermarderosian@wilmerhale.com

and

Fried, Frank, Harris, Shriver & Jacobson LLP

One New York Plaza

New York, NY 10004

Attn:  Aviva F. Diamant, Esq. and Abigail P. Bomba, Esq.

Fax:  +1-212-859-4000

Email: aviva.diamant@friedfrank.com and

abigail.bomba@friedfrank.com

(ii)                      If to any Holder, to such Holder at the address set forth below such Holder’s name on its signature page hereto, or at such other address as such Holder may hereafter designate by written notice to the Company, in each case, with a copy (which shall not constitute notice) to:

Fried, Frank, Harris, Shriver & Jacobson LLP

One New York Plaza

New York, NY 10004

Attn:  Aviva F. Diamant, Esq. and Abigail P. Bomba, Esq.

Fax:  +1-212-859-4000

Email: aviva.diamant@friedfrank.com and

abigail.bomba@friedfrank.com

and

Wilmer Cutler Pickering Hale and Dorr LLP

60 State Street

Boston, MA 02109

Attn:  Lia Der Marderosian, Esq.

Fax:  +1-617-526-5000

Email:  lia.dermarderosian@wilmerhale.com

(iii)                   If to any Tag-Along Holder, to such Tag-Along Holder at its address set forth on the books and records of the Company.

(b)                                 Notices shall be deemed to have been received:

(i)                         If given by personal delivery or by facsimile or electronic transmission, on the day given, if given before 5:00 PM local time on a Business Day in the jurisdiction of the intended recipient; otherwise on the next Business Day, provided that receipt of any facsimile or electronic transmission is confirmed by written evidence of delivery of facsimile, electronic confirmation of delivery or written acknowledgment of receipt thereof by the recipient;

(ii)                      If given by internationally recognized overnight delivery courier service, on the date of delivery indicated in the records of such courier service; and

(iii)                   If given by registered or certified mail, return receipt requested, postage prepaid, on the date of delivery indicated on the return receipt.

4.4.                            Governing Law.  This Agreement shall in all respects be governed by, and construed in accordance with, the laws (excluding conflict of laws rules and principles) of the State of Delaware applicable to agreements made and to be performed entirely within such State, including all matters of construction, validity and performance.

4.5.                            Specific Performance.  The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or were otherwise breached and that money damages or other remedy at law would not be a sufficient or adequate remedy for any breach or violation of, or a default under, this Agreement.  It is accordingly agreed that, subject to Section 4.8, each of the parties shall be entitled, without any requirement for the securing or posting of any bond with respect to such remedy, to an injunction or injunctions to prevent or restrain any breach, violation or default, or threatened breach, violation or default, of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, such remedy being in addition to any other remedy to which any party may be entitled at law or in equity.

4.6.                            Entire Agreement.  This Agreement, including, to the extent referred to herein, the Pre-IPO Certificate of Incorporation, the Certificate of Incorporation and the Stockholders Agreement, constitutes the entire agreement of the parties relating to the subject matter hereof and supersedes all prior agreements and undertakings, whether oral or written.  For avoidance of doubt, this Agreement supersedes and replaces the Original Registration Rights Agreement, which agreement shall no longer have any force or effect.  There are no representations, agreements, arrangements or understandings, oral or written, between or among the parties relating to the subject matter of this Agreement which are not fully expressed in this Agreement.

4.7.         Severability.  Should any provision of this Agreement or the application thereof to any Person or circumstance be held invalid or unenforceable to any extent, (a) such provision shall be ineffective to the extent, and only to the extent, of such invalidity or unenforceability and shall be enforced to the greatest extent permitted by law; (b) such invalidity or unenforceability with respect to any Person or in any jurisdiction shall not invalidate or render unenforceable such provision as applied (i) to any other Persons or circumstances or (ii) in any other jurisdiction; and (c) such invalidity or unenforceability shall not affect or invalidate any other provision of this Agreement.

4.8.         Amendments and Waivers.

(a)           Subject to Section 4.8(c), this Agreement and any of the provisions hereof may be amended, modified or supplemented, in whole or in part, only by written agreement of the Company (with the prior approval of the Board) and Holders holding in the aggregate at least fifty percent (50%) of the outstanding Registrable Securities then held by the Holders; provided that (i) any amendment or modification of, or supplement to, Section 2.6 that relates only to a particular offering shall require only the written agreement of the Company (with the prior approval of the Board) and the Majority Participating Holders for such offering, and (ii) any amendment or modification of, or supplement to, this Agreement the direct result of which is to materially adversely affect any Holder (or class or series of Holders) in a manner that is materially different from the manner in which the other Holders (or other classes or series of Holders) are affected (other than such materially different effects resulting from the express provisions of this Agreement in effect immediately prior to such amendment, modification or supplement) may be effected only with the prior written consent of such Holder (or a majority of such class or series of Holders measured by the number of shares of the class or series held) so differently affected.

(b)           The observance of any provision of this Agreement may be waived in writing by the Company (with the prior approval of the Board) and Holders holding in the aggregate at least fifty percent (50%) of the outstanding Registrable Securities then held by the Holders; provided that any provision hereof may be waived by any waiving party on such party’s own behalf, without the consent of any other party. Any waiver of any provision of Section 2.6 that relates only to a particular offering shall require only the written agreement of the Company (with the prior approval of the Board) and the Majority Participating Holders for such offering.  Any waiver by any party hereto of a breach by any party hereto of any provision of this Agreement shall not operate or be construed as a waiver of such breach by any other party hereto, except as otherwise explicitly provided for in the writing evidencing such waiver.  Except as otherwise expressly provided herein, no failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder, or otherwise available in respect hereof at law or in equity, shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

(c)           Other than in the case of a Permitted Assignee (which shall not require the consent of the Company or any Holder), the execution of a counterpart signature page or a joinder to this Agreement after the date hereof by any Person holding any Equity Interests of the Company shall require the consent of the Company (with the prior approval of the Board) and Holders holding in the aggregate at least fifty percent (50%) of the outstanding Registrable Securities then held by the Holders and shall not be deemed an amendment to this Agreement so long as such Person agrees to be treated as a “Holder” hereunder.

4.9.         No Third Party Beneficiaries.  Other than Section 2.6, nothing in this Agreement, whether express or implied, shall be construed to give any Person (other than the parties hereto and their respective successors and permitted assigns who comply with the terms hereof and agree in writing to be bound by the provisions hereof) any legal or equitable right, remedy or claim under or in respect of this Agreement or any covenants, conditions or provisions contained herein, as a third party beneficiary or otherwise.  Each Indemnitee shall be a third party beneficiary of the provisions of Section 2.6 and shall be entitled to enforce such provisions directly.  The Tag-Along Holders (except as set forth in the immediately preceding sentence) shall not be third party beneficiaries of this Agreement and shall not be entitled to enforce any of the provisions hereof, provided that nothing in this Agreement shall limit the rights of the Tag-Along Holders under the Pre-IPO Certificate of Incorporation.

4.10.       Assignments.  The provisions of this Agreement shall be binding upon and inure to the benefit of the Company and the Holders and their respective successors and permitted assigns.  The Company may not assign any of its rights or delegate any of its duties hereunder without the prior written consent of Holders holding in the aggregate at least fifty percent (50%) of the outstanding Registrable Securities then held by the Holders.  With respect to the Holders, (a) prior to an Initial Public Offering, any Holder may, at its election and at any time or from time to time, assign its rights and delegate its duties hereunder, in whole or in part, to any Person to whom such Holder transfers any of such Holder’s Equity Interests in compliance with the Pre-IPO Certificate of Incorporation and (b) at any time or from time to time following an Initial Public Offering, (i) any Holder may transfer its rights and delegate its duties hereunder, in whole or in part, to an Affiliate of such Holder and (ii) any NMP Holder may additionally transfer its rights and delegate its duties hereunder, in whole or in part, to any Person that acquires shares of Common Stock from an NMP Holder in a transaction other than a Public Offering or a sale pursuant to Rule 144 (each of the assignees referenced in clauses (a), (b)(i) and (b)(ii) of this sentence is referred to as a “Permitted Assignee”), provided, that an NMP Holder may only transfer in a transaction described in clause (b)(ii) above its then remaining demand registration rights under Section 2.1 (in whole or in part) to a Person that, immediately following such transfer, will hold, together with its Affiliates, at least ten percent (10%) in the aggregate of the Quarterly Outstanding Common Stock unless such transfer is of the balance of the Registrable Securities then held by all the NMP Holders in which case an NMP Holder may only transfer in such a transaction one or more of its then remaining demand registration rights under Section 2.1 to a Person that, immediately following such transfer, will hold, together with its Affiliates, at least five percent (5%) in the aggregate of the Quarterly Outstanding Common Stock.  For the

avoidance of doubt, there may be more than one transfer under any of clauses (a), (b)(i) and (b)(ii) of the preceding sentence.  Notwithstanding the foregoing, no such assignment shall be binding upon or obligate the Company to any such Permitted Assignee unless and until such Permitted Assignee delivers to the Company (i) a written notice stating the name and address of such Assignee and identifying the Equity Interests of the Company with respect to which such rights are being assigned, if any, and (ii) a written instrument by which such Permitted Assignee agrees to be bound by the obligations imposed upon Holders under this Agreement to the same extent as if such Permitted Assignee were a party hereto (or executes and delivers to the Company a counterpart signature page or a joinder to this Agreement and agrees to be treated as a “Holder” for all purposes of this Agreement), whereupon such Permitted Assignee shall be entitled to all of the rights of a Holder under this Agreement, including under this Section 4.10.

4.11.       Jurisdiction; Waiver of Jury Trial.

(a)           Jurisdiction.  Subject to Section 4.5, any action, suit or proceeding against any party to this Agreement arising out of or relating to this Agreement shall be brought in any federal or state court located in New York County in the State of New York, and each of the parties hereby submits to the exclusive jurisdiction of such courts for the purpose of any such action, suit or proceeding.  A final judgment in any such action, suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  To the extent that service of process by mail or by internationally recognized overnight delivery courier service is permitted by applicable law, each party irrevocably consents to the service of process in any such action, suit or proceeding in such courts by the mailing of such process by registered or certified mail, postage prepaid, return receipt request or by internationally recognized overnight delivery courier service to such party at its address for notices provided for in Section 4.3.  Each party irrevocably waives and agrees not to assert (i) any objection which it may ever have to the laying of venue of any such action, suit or proceeding in any federal or state court located in New York County in the State of New York, and (ii) any claim that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

(b)           Waiver of Jury Trial.  EACH PARTY IRREVOCABLY WAIVES, TO THE EXTENT LAWFUL, AND AGREES NOT TO ASSERT ANY RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF RELATING TO THIS AGREEMENT AND AGREES THAT ANY OF THEM MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED-FOR AGREEMENT AMONG THE PARTIES IRREVOCABLY TO WAIVE ITS RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF RELATING TO THIS AGREEMENT.

4.12.       Attorneys’ Fees.  In the event that any action, suit or proceeding is brought for the purpose of determining or enforcing the right of any party or parties hereunder, the party or parties prevailing in such action, suit or proceeding shall be entitled to recover from the other party or parties all reasonable costs and expenses incurred by the prevailing party or parties in connection with such action, suit or proceeding, including reasonable attorneys’ fees.

4.13.       Counterparts.  This Agreement may be executed in any number of counterparts with the same effect as if all signatory parties had signed the same document.  All counterparts shall be construed together and shall constitute one and the same instrument.  A signature delivered by facsimile or electronic transmission shall be deemed to be an original signature for all purposes under this Agreement.

4.14.       Effectiveness.  Except for (a) Indemnitees and (b) as otherwise provided in the Pre-IPO Certificate of Incorporation and in this Agreement with respect to Tag-Along Securities, no Person shall have any rights under this Agreement, and neither the Company nor any Holder shall have any obligations under this Agreement to any other Person, unless and until such other Person has executed and delivered this Agreement or a counterpart hereto agreeing to be bound by this Agreement as a Holder.  The failure of any one or more Persons to execute and deliver this Agreement or a counterpart hereto shall not invalidate this Agreement or any of the rights and obligations of the Company and of those Holders that have executed and delivered this Agreement or a counterpart hereto as among such parties that have so executed and delivered this Agreement or a counterpart hereto.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

COMPANY:

BELLEROPHON THERAPEUTICS, INC.

By:
Name:
Title:

Signature Page to Registration Rights Agreement

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

HOLDERS:

NEW MOUNTAIN PARTNERS II (AIV-A), L.P.

By:	New Mountain Investments II, L.L.C.,
Its general partner

By:
Name: Steven B. Klinsky
Title: Managing Member

NEW MOUNTAIN PARTNERS II (AIV-B), L.P.

By:	New Mountain Investments II, L.L.C.,
Its general partner

By:
Name: Steven B. Klinsky
Title: Managing Member

NEW MOUNTAIN AFFILIATED INVESTORS II, L.P.

By:	New Mountain Investments II, L.L.C.,
Its general partner

By:
Name: Steven B. Klinsky
Title: Managing Member

ALLEGHENY NEW MOUNTAIN PARTNERS, L.P.

By:	New Mountain Investments II, L.L.C.,
Its general partner

By:
Name: Steven B. Klinsky
Title: Managing Member

Signature Page to Registration Rights Agreement

Address for notices:

c/o New Mountain Capital, L.L.C.
787 Seventh Avenue, 49th Floor
New York, NY 10019
Attn: Matthew Holt
Email: mholt@newmountaincapital.com

Signature Page to Registration Rights Agreement

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

HOLDER:

ARCH VENTURE FUND VI, L.P.

By:	ARCH Venture Partners VI, L.P.,
Its general partner

By:	ARCH Venture Partners VI, LLC,
Its general partner

By:
Name: Robert T. Nelsen
Title: Managing Director

Address for notices:

c/o ARCH Venture Partners
8725 West Higgins Road
Suite 290
Chicago, IL 60631
Attn: Mark McDonnell
Fax: +1-773-380-6606
Email: mmcdonnell@archventure.com

Signature Page to Registration Rights Agreement

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

HOLDERS:

VENROCK PARTNERS, L.P.

By:	Venrock Partners Management, LLC,
Its general partner

By:
Name: Bryan E. Roberts
Title: General Partner

VENROCK ASSOCIATES IV, L.P.

By:	Venrock Management IV, LLC,
Its general partner

By:
Name: Bryan E. Roberts
Title: General Partner

VENROCK ENTREPRENEURS FUND IV, L.P.

By:	VEF Management IV, LLC,
Its general partner

By:
Name: Bryan E. Roberts
Title: General Partner

Address for notices:

c/o Venrock Associates
3340 Hillview Avenue
Palo Alto, CA 94304
Attn: Bryan Roberts
Fax: +1-650-561-9180
Email: broberts@venrock.com

Signature Page to Registration Rights Agreement

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

HOLDER:

LINDE NORTH AMERICA, INC.

By:
Name: Patrick F. Murphy
Title: Chief Executive Officer & President

Address for notices:

c/o Linde AG
Klosterhofstrasse 1
80331 Munich
Germany
Attn: Head of Mergers & Acquisitions
Fax: +49-89-35-757-1505

Signature Page to Registration Rights Agreement

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

HOLDERS:

5AM VENTURES LLC

By:	5AM Partners LLC,
Its manager

By:
Name: Andrew J. Schwab
Title: Managing Director

5AM CO-INVESTORS LLC

By:	5AM Partners LLC,
Its manager

By:
Name: Andrew J. Schwab
Title: Managing Director

Address for notices:

c/o 5AM Ventures LLC
2200 Sand Hill Road, Suite 110
Menlo Park, CA 94025
Attn: Andrew Schwab
Fax: +1-650-233-8923
Email: andy@5amventures.com

Signature Page to Registration Rights Agreement

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

HOLDER:

ARAVIS VENTURE I, L.P.

By:	Aravis General Partner Ltd,
Its general partner

By:
Name: Jean-Philippe Tripet
Title: Chairman

Address for notices:

c/o Aravis General Partner Ltd
One Capital Place
P.O. Box 847
Grand Cayman KY1-1103
Cayman Islands
Attn: Gwen McLaughlin

With a copy by email to:

Email: andreas@aravis.ch

Signature Page to Registration Rights Agreement